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                                                                 Exhibit 10(vii)

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               BRIDGEPORT DIVISION
In re:

POWER DESIGNS, INC. and             :      Chapter 11
PDIXF ACQUISITION CORP.             :
                                    :     Case No. 98-50117
    Debtors                         :     Case No. 98-50118
                                    :     (Jointly Administered)

                      FINDINGS OF FACT, CONCLUSIONS OF LAW,
                    AND ORDER UNDER SECTIONS 1129(A) AND (B)
                        OF THE BANKRUPTCY CODE CONFIRMING
                    FOURTH AMENDED PLAN OF REORGANIZATION OF
                 POWER DESIGNS, INC. AND PDIXF ACQUISITION CORP.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                    RECITALS

            A. On January 22, 1998, Power Designs, Inc. ("PDI") and PDIXF Acquisition Corp. ("PDIXF"), the above-captioned debtors and debtors in possession (the "Debtors"), filed petitions for relief under Chapter 11 of the Bankruptcy Code. On November 24, 1999, the Debtors filed their Amended Disclosure Statement and an Amended Plan of Reorganization ("Amended Plan").

             B. This Court held a properly noticed hearing on November 30, 1999 to consider the adequacy of the Debtors' Amended Disclosure Statement. On that same date, this Court entered an order (i) approving the
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Amended Disclosure Statement, (ii) establishing solicitation, and voting and tabulation procedures and deadlines, (iii) scheduling a hearing to consider confirmation of the Amended Plan, (iv) establishing deadlines and procedures for filing objections to confirmation of the Amended Plan, and (v) approving the form and manner of notice of the Confirmation Hearing (the "Scheduling Order").

            C. Prior to the Court's deadline for filing objections to the Amended Plan, objections to confirmation were filed by the State of Connecticut, Department of Labor, United States of America, Internal Revenue Service, Pension Benefit Guaranty Corp., Universal Manufacturing Co., Bruce MacDonald and Robert Layton (the "Objections").

             D. On August 23, 2000, the Debtors filed their Second Amended Plan which, INTER ALIA, resolved some of the pending objections.

            E. On October 31, 2000, this Court granted the Debtors' Motion for Order Authorizing Compromise and Settlement of Claims with Universal Manufacturing Co., Inc., and granting a first priority lien on Winding Machine which resolved the objection to the Amended Plan filed by Universal Manufacturing Co.


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            F. On December 20, 200, the Debtors filed their Third Amended Plan which, inter alia, resolved additional pending Objections and was served on all creditors and parties having filed appearances pursuant to Fed. R. Bankr. P. 2002.

            G. On January 23, 2001, the Debtors filed their Fourth Amended Plan (the "Plan") which was then served on all creditors and parties having filed appearances pursuant to Fed. R. Bankr. P. 2002. The Plan resolved the remaining Objections, a second objection filed by the State of Connecticut.

            H. Under the Plan, Hayes is defined as Hayes Corporation f/k/a Access Beyond, Inc. as successor in interest to Access Beyond, Inc., RDCAN Corp. (formerly Technipower, Inc.) and Intist (formerly Constant Power, Inc.). Hayes holds a disputed claim against the Debtor that is unsecured within the meaning of Codess.506 ("Hayes").

            I. The Chapter 11 Cases were filed, and the Plan was proposed, with the purposes of reorganizing the Debtors by reducing their debt burden and expeditiously distributing cash and securities to the Debtors' creditors. Furthermore, the Plan is the product of months of extensive, arms-length


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negotiations among the Debtors, the Creditors Committees, and various parties in interest and their respective counsel and financial advisors. The Plan reflects the results of these negotiations and is reflective of the interests of all of the estate's constituencies.

            J. The Confirmation Hearing was held on January 23, 2001 at 2:00 p.m. at which time counsel to the Debtors, the Official Committee of Unsecured Creditors of PDI, the Official Committee of Unsecured Creditors of PDIXF, Inverness Corporation (the principal secured creditor of the Debtors), the United States of America Internal Revenue Service and the United States Trustee appeared in support of confirmation of the Plan.

            NOW, THEREFORE, based upon the Court's review of the Certification of Ballots previously filed with the Court and upon (i) all of the proffers and arguments of counsel made at the Confirmation Hearing as modified and clarified herein and (ii) the entire record of the Chapter 11 cases (the "Chapter 11 Cases"), and after due deliberation thereon and good cause appearing therefor:


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            FINDINGS OF FACT AND CONCLUSIONS OF LAW(1)

            IT IS HEREBY FOUND AND DETERMINED THAT:

            1. Exclusive Jurisdiction: Venue: Core Proceeding (28 U.S.C. SS.SS.157, 1334(a), 1408 AND 1409). This Court has jurisdiction over the Chapter 11 cases pursuant to 28 U.S.C.ss.ss.157 and 1334. Venue is proper before the Court pursuant to 28 U.S.C.ss.1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C.ss. 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

            2. Burden Of Proof. The Debtors, as proponents of the Plan, have the burden of proving the elements of sections 1129(a) and (b) and have satisfied their burden.

            3. Transmittal and Mailing of Materials. Notice. The Amended Plan, Third Amended Plan and Fourth Amended Plan each were transmitted and served in compliance with the Bankruptcy Rules, and such

----------
(1) Findings of Fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. SEE Fed. R. Bankr.
P. 7052.


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transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other dates described in the Scheduling Order was given in compliance with the Bankruptcy Rules, and no other or further notice is or shall be required.

            4. Plan Compliance and Plan Proponent Compliance WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE (11 U.S.C. SS.1129(A)(L) AND (A)(2)). The Plan and the Plan Proponent, the Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying ss. 1129(a)(l) and (a)(2) of the Bankruptcy Code.

                   (i) Proper Classification of Claims and INTERESTS (11 U.S.C. SS.SS. 1122 AND 1L23(A)(1)). In addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Plan designates nine Classes of Claims and Equity Interests. The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the


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Plan, and such Classes do not unfairly discriminate among holders of Claims or
Equity Interests. Thus, the Plan satisfies ss.ss. 1122 and 1123(a)(1) of the Bankruptcy Code. Impaired and unimpaired classes are specified in the Plan. The Plan also provides for the same treatment by the Debtors for each Claim or Equity Interest in a particular Class.

            (ii) Implementation of Plan (11 U.S.C. ss.1123(a)(5)). The Amended Disclosure Statement and the Amended Plan and each subsequent amended plan (including the Plan) disclosed that the Debtors will retain their property under the Plan and disclosed the merger of PDIXF into PDI on the Effective Date of the Plan. Considering the Plan, the record and the circumstances of this case, the Plan provides adequate and proper means for implementation of the Plan, including the merger of PDIXF into PDI on the Effective Date, thereby satisfying ss. 1123(a)(5) of the Bankruptcy Code.

            5. Plan Proposed in Good Faith (11 U.S.C.ss. 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying ss.1129(a)(3) of the Bankruptcy Code.


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            6. Payments for Services or Costs and Expenses (11 U.S.C. ss.
1129(a)(4)). Except as otherwise provided or permitted by the Plan, any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying ss. 1129(a)(4) of the Bankruptcy Code.

            7. Directors, Officers, and Insiders (11 U.S.C.ss. 1129(a)(5)). The Debtors have complied withss.1129(a)(5) of the Bankruptcy Code. The Plan provides for and discloses the identities of the initial board of directors of Reorganized PDI and the officers of Reorganized PDI.

            8. No Rate Changes (11 U.S.C.ss.1129(a)(6)). The Debtors' prices are not subject to governmental regulation. Thus,ss. 1129(a)(6) of the Bankruptcy Code is not applicable in this Chapter 11 Case.

            9. Best Interests of Creditors Test (11 U.S C. ss.1129(a)(7)). The Plan satisfies ss. 1129(a)(7) of the Bankruptcy Code. The liquidation analysis contained in the Amended Disclosure Statement and other proffers made at the


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Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged, and (iii) establish that each holder of a Claim or Equity Interest in an impaired Class either (x) has accepted the Plan or (y) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

            10. (i) Acceptance by Certain Classes 11 U.S.C. ss. 1129(a)(8). Classes 1A, 1B, 4A and 4B have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code. SEE Certification of Ballots. Class 3 is a class of priority claims and has voted to accept the Plan but is unimpaired. Classes 5 and 6 are not entitled to receive or retain any property under the Plan, and, therefore, are deemed to have rejected the Plan pursuant to ss.1126(g) of the Bankruptcy Code.

            (ii) Acceptance by Hayes 11 U.S.C. ss.1129(a)(8). The claims of Hayes against PDI and PDIXF are impaired and are treated in the Plan in Classes 2A and 2B, respectively, and their treatment was adequately disclosed in the


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Amended Disclosure Statement. PDIXF scheduled Hayes or its predecessor in interest as holding a disputed claim, counsel for Hayes filed an appearance in the cases subjecting Hayes to this Court's jurisdiction, Hayes did not file a proof of claim in these cases and received adequate and sufficient notice of the Amended Disclosure Statement and the Plan. Taking into consideration Hayes' failure to vote on or object to the Plan and its failure to file a proof of claim, the lack of equity for its collateral position in any assets of the Debtors, the value of its claim ascribed by the Debtors after careful consideration of relevant issues between the parties, the fact that the amount of payments and stock which Hayes is to receive under the Plan is more than it would receive in liquidation, the fact that Hayes is the only member of Classes 2A and 2B, and in the absence of any objection, this Court finds that under these circumstances, Hayes is deemed to have accepted the Plan. SEE IN RE RUTI-SWEETWATER, INC., 836 F.2d 1263 (10th Cir. 1988).

            (iii) Non-acceptance by other Classes. Although ss. 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to Classes 5 and 6, the Plan is confirmable because the Plan satisfies ss. 1129(b) of the Bankruptcy Code with respect to such Classes, as found below.


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            11. Treatment of Priority Claims (11 U.S.C. ss. 1129(a)(9)). The
Plan's treatment of Allowed Administrative Claims, and Allowed Priority Claims, including Tax Claims satisfies the requirements of ss. 1129(a)(9)(A), (B) and
(C) of the Bankruptcy Code, respectively. Professional fees and expenses incurred through the date this Order is entered, the Confirmation Date, are subject to approval by the Court.

            12. Acceptance of at Least One Impaired Class (11 U.S.C.SS.11 29(a)(
10)). Classes 4A (General Unsecured Claims of PDI) and 4B (General Unsecured Claims of PDIXF) are impaired Classes of Claims that have voted to accept the Plan, and they have accepted the Plan in requisite numbers and amounts without the need to include any acceptance of the Plan by any insider, thus satisfying ss.1129(a)(10) of the Bankruptcy Code. SEE Certification of Ballots.

            13. Feasibility (11 U.S.C. ss. 1129(a)(11). Based on the proffer of counsel, the operating reports of the Debtors, the projections set forth in the Amended Disclosure Statement and the support of the U.S. Trustee, Reorganized PDI will have the ability to meet its obligations under the Plan. Based upon the


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Debtors' projections, Reorganized PDI will be able to make all of the payments required pursuant to the Plan and, therefore, confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

            14. Payment of Certain Fees 11 U.S.C. ss. 1129(a)(12)). All fees payable on or before the Effective Date under 28 U.S.C. ss. 1930 either have been paid or will be paid on the Effective Date. In addition, any such fees that may be due and payable after the Effective Date shall be paid by the Reorganized PDI. Accordingly, the Plan satisfies ss. 1129(a)(12) of the Bankruptcy Code.

            15. Continuation of Retiree Benefits (11 U.S.C.ss. 1129(a)(13)). This section is not applicable.

            16. Fair and Equitable: No Unfair Discrimination
(11 U.S.C.ss.ll29(b).

                   (i) Classes 5 and 6 are impaired Classes of Interests that are deemed to have rejected the Plan pursuant to ss.1126(g) of the Bankruptcy Code because their such interests will be cancelled and extinguished. The Debtors made uncontroverted proffers at the Confirmation Hearing that the Plan does not discriminate unfairly and is fair and equitable with respect to these Rejecting


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Classes, as required by ss. 1129(b)(1) of the Bankruptcy Code and no interest junior to Classes 5 and 6 is receiving any distribution under the Plan and each holder would receive no distribution in liquidation on account of their interest. Therefore, the Court finds that the Plan is fair and equitable with respect to Classes 5 and 6 and that the Debtors have satisfied 11 U.S.C. ss.1129(b)(1) and (b)(2).

                   (ii) Thus, the Plan may be confirmed notwithstanding the Debtors failure to satisfy ss.1129(a)(8) of the Bankruptcy Code.

            17. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based upon the record before the Court, the Debtors, and the Creditors Committees, and their respective agents, counsel and financial advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by ss. 1125(e) of the Bankruptcy Code.

            18. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth inss.ss. 1129(a) and (b) of the Bankruptcy Code.


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                                     DECREES

            NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT,

            19. Confirmation. The Plan (a copy of which is annexed hereto as Exhibit A, and which consists of the Fourth Amended Plan) is approved and confirmed under ss. 1129 of the Bankruptcy Code as of the date of this Order. All objections to the Plan not heretofore withdrawn or resolved as set forth on the record at the Confirmation Hearing are overruled in their entirety.

            20. As set forth on the record at the Confirmation Hearing, Venture Partners, Ltd. and Vantage Partners, LLC shall vote the shares of Reorganized PDI Common Stock to be issued to them under the Plan only in accordance with the recommendations of the Debtor's Board of Directors until termination, in accordance with Section 2 thereof, of the voting agreement set forth in Section 1 of the Shareholders Voting Agreement which is Exhibit 7.3 to the Plan.

            21. Provisions of Plan and Order Nonseverable and MUTUALLY DEPENDENT. The provisions of the Plan and this Confirmation Order, including the


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findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

            22. Final Decree. The Debtor is directed to file a Final Report with an Application for Final Decree no later than July 31, 2001 unless that time is extended by this Court.

      Dated at Bridgeport, Connecticut this ____ day of February, 2001.


                              BY THE COURT,


                              -------------------------------
                              Alan H.W. Shiff
                              Chief, U.S. Bankruptcy Judge


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                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               BRIDGEPORT DIVISION

In re:

POWER DESIGNS, INC. and             :     Chapter 11
PDIXF ACQUISITION CORP.             :
                                    :     Case No. 98-50117
    Debtors                         :     Case No. 98-50118
                                    :     (Jointly Administered)


                             CERTIFICATE OF SERVICE

      I, Matthew K. Beatman, hereby certify that on the 15th day of February, 2001, I served a copy of the proposed Findings of Fact, Conclusions of Law, and Order Under Sections 1129(a) and (b) of the Bankruptcy Code Confirming Fourth Amended Plan of Reorganization of Power Designs, Inc. and PDIXF Acquisition Corp. under Chapter 11 of the Bankruptcy Code by regular postage prepaid mail to:

Power Designs, Inc.
PDIXF Acquisition Corp.
Anthony Intino, President
Melvin A. Becker, Vice President
14 Commerce Street
Danbury, CT 06810

Mark I. Fishman, Esq.
Pepe & Hazard, LLP
30 Jelliff Lane
Southport, CT 06490-1436
Attorneys for Inverness Corp.


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Brian C. Courtney, Esq.
Brown, Rudnick, Freed & Gesmer
CityPlace 1, 38th Floor
Hartford, CT  06103

Robert U. Sattin, Esq.
Eric A. Henzy, Esq.
Reid and Riege, P.C.
One State Street
Hartford, CT 06103

Keith N. Costa, Esq.
Office of the U.S. Trustee
265 Church St., #1103
New Haven, CT 065l0

Ann M. Nevins, Esq.
Assistant United States Attorney
915 Lafayette Blvd., Room 309
Bridgeport, CT  06604

      Dated this___ day of February, 2001.


                                    THE DEBTORS,
                                    POWER DESIGNS, INC. and
                                    PDIXF ACQUISITION CORP.


                              By:
                                    --------------------------------
                                    Matthew K. Beatman (ct08923)
                                    ZEISLER & ZEISLER, P.C.
                                    558 Clinton Avenu, P.O. Box 3186
                                    Bridgeport, CT  06605
                                    (203) 368-4234
                                    Its Attorneys